UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  February 21, 2006

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Restricted Stock Units. On February 14, 2006, the Compensation & Organization Committee (the “Committee”) of the Board of Directors of Tribune Company (the “Company”) granted restricted stock unit (“RSU”) awards under the Tribune Company Incentive Compensation Plan (the “Plan”) to the following executive officers in the amounts indicated below:

Name	Title	RSU's
Dennis J. FitzSimons	Chairman, President and Chief Executive	60,000
	Officer
Scott C. Smith	President, Tribune Publishing Company	30,000
Donald C. Grenesko	Senior Vice President / Finance &	28,000
	Administration
John E. Reardon	President, Tribune Broadcasting Company	20,000
Crane H. Kenney	Senior Vice President, General Counsel &	20,000
	Secretary

A form of Restricted Stock Unit Award Notice is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Stock options.  On February 14, 2006, the Committee awarded stock options under the Plan to the following executive officers in the amounts indicated below:

Name	Options
Dennis J. FitzSimons	300,000
Scott C. Smith	90,000
Donald C. Grenesko	85,000
John E. Reardon	60,000
Crane H. Kenney	60,000

A form of Notice of Grant and Stock Option Term Sheet was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 11, 2005 and is incorporated by reference herein. The options will vest over a three-year period from the date of grant.

Annual Management Incentive Plan Bonuses.  On February 14, 2006, the Committee approved the following management incentive plan bonuses under the Plan for 2005:

Name	Bonus
Dennis J. FitzSimons	$250,000
Scott C. Smith	154,000
Donald C. Grenesko	102,800
John E. Reardon	90,000
Crane H. Kenney	78,000

For 2006, the Committee established that operating cash flow and net income on equity investments (or “equity income”) will be the performance criteria used in determining management incentive plan bonuses under the Plan. The Plan defines “operating cash flow” as net income before making any adjustment or deduction for interest, taxes, depreciation, amortization, writedowns of intangible assets and non-operating gains and losses, and subject to adjustment to account for extraordinary items.

The Committee also established 2006 operating cash flow and equity income goals for the Company’s publishing and broadcasting business segments and for the Company on a consolidated basis. Management incentive plan bonuses for corporate executives, including Mr. FitzSimons, Mr. Grenesko and Mr. Kenney, will be based on the achievement of consolidated goals, while management incentive plan bonuses for publishing and broadcasting executives, including Mr. Smith and Mr. Reardon, will be based on achievement of the goals for their respective business segment. The Committee may also consider executives’ individual performance in determining the amount of their management incentive plan bonus.

Base Salaries. On February 14, 2006, the Committee also approved increases in the salaries of Mr. FitzSimons, Mr. Smith, Mr. Grenesko and Mr. Kenney. The Committee did not increase Mr. Reardon's salary because it was previously increased in connection with his promotion to President of Tribune Broadcasting Company in November 2005. Effective February 19, 2006, the salaries for these executives are as follows:

Name	Salary
Dennis J. FitzSimons	$985,000
Scott C. Smith	575,000
Donald C. Grenesko	570,000
John E. Reardon	500,000
Crane H. Kenney	450,000

The Company will provide additional information regarding the compensation of its executive officers in its Proxy Statement for the 2006 Annual Meeting of Shareholders, which is expected to be filed in March 2006.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1 Form of Restricted Stock Unit Award Notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: February 21, 2006	/s/ Mark W. Hianik Mark W. Hianik Vice President/Assistant General Counsel